UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 18, 2014

Geeknet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11216 Waples Mill Road, Suite 100
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

(877) 433-5638
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)

On March 18, 2014, Michael Solomon, a member of the Board of Directors (the “Board”) of Geeknet, Inc. (the “Company”) informed the Company of his resignation from the Board, effective as of the same day. Mr. Solomon’s resignation occurred in connection with the sale by Marlin Sams Fund, L.P. (an investment fund with which Mr. Solomon is affiliated) of 992,736 shares of the Company’s common stock, representing approximately 98% of its holdings in the Company. Mr. Solomon’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Marlins Sams Fund, L.P. sold its 992,736 shares through a number of private transactions. Of such shares, 417,736 shares were purchased by Kenneth G. Langone (a director of the Company), 450,000 shares were purchased by funds associated with Impala Asset Management, LLC, and the remainder of the shares were purchased by other investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC. a Delaware corporation

By:	/s/ Kathryn McCarthy
Kathryn McCarthy President, Chief Executive Officer

Date: March 21, 2014